EXHIBIT 2.3
MFC BANCORP LTD.
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA
SUPPLEMENTAL INDENTURE
4.4% Convertible Unsecured Subordinated Bonds
Dated as of October 27, 2005

          THIS SUPPLEMENTAL INDENTURE is made as of October 27, 2005
BETWEEN:
MFC BANCORP LTD., a corporation continued under the laws of British Columbia and having an office at Unit 803, 8/F, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China
(the “Company”)
AND:
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having an office at 510 Burrard Street, Vancouver, British Columbia Canada V6C 3B9
(the “Trustee”)
          WHEREAS the Company and the Trustee entered into a trust indenture (the “Trust Indenture”) dated January 7, 2004 with respect to 4.4% convertible unsecured subordinated bonds of the Company (the “Bonds”);
          AND WHEREAS pursuant to Sections 10.11.1(b) and 10.15, the requisite majority of holders of the Bonds have approved in an instrument in writing a majority resolution to extend the maturity date of the Bonds and to make such other amendments necessary or appropriate in relation to the extended maturity date, including setting out conversion prices and interest payment dates for the extended maturity term;
          AND WHEREAS such amendments to the Trust Indenture are consistent with the terms of the Trust Indenture pursuant to Sections 10.11.1(b) and 10.15;
          THIS INDENTURE WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant, agree and declare as follows:
ARTICLE 1 – INTERPRETATION
1.1 Definitions.
Unless otherwise set out in this Supplemental Indenture, all initially capitalized terms used herein without definition shall have the respective meanings assigned in the Indenture.

1.2 Applicable Law.
This Supplemental Indenture shall be governed by and construed and enforced in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.
1.3 Schedules.
The following schedules are hereby incorporated in, and form a part of, this Supplemental Indenture:
Schedule A: Specimen Bond Certificate
Schedule B: Form of Redemption Notice
Schedule C: Form of Notice of Conversion
ARTICLE 2 — AMENDMENTS
2.1 General.
In paragraph 1.1.51 of the Trust Indenture, the word, “Yukon” shall be deleted in its entirety and be replaced with “British Columbia”.
2.2 Maturity Date.
Paragraph 1.1.38 of the Indenture shall be deleted in its entirety and be replaced with the following: ““Maturity Date” means December 31, 2019;”.
2.3 Interest Payment Date.
Paragraph 1.1.34 of the Trust Indenture shall be deleted in its entirety and be replaced with the following: ““Interest Payment Date” means each of December 31, 2004, December 31, 2006, December 31, 2008, December 31, 2010, December 31, 2012, December 31, 2014, December 31, 2016 and December 31, 2018 provided that, if any Interest Payment Date falls on a day which is not a business day, the payment of any interest otherwise payable on such Interest Payment Date shall be the last business day in December of the applicable year;”.
2.4 Specimen and Forms.
Schedules A, B and C of the Trust Indenture shall be deleted in its entirety and the Schedules A, B and C attached to this Supplemental Indenture be substituted in their place, respectively.
2.5 Exchange of Bond Certificates.
2.5.1 The holders of Bonds may exchange their respective bond certificates for new bond certificates in the form set out in the Schedule A attached to this Supplemental Indenture.
2.5.2 Exchanges of bond certificates representing Bonds previously issued and certified by or on behalf of the Trustee substantially in the form set out in the original Schedule A of the Trust Indenture (prior to the date of this Supplemental Indenture) may be made at the offices of the Trustee or at the offices of any other registrar or registrars where registers are maintained for the Bonds pursuant to the provisions of Section 2.9 of the Trust Indenture and all such bond certificates tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.
2.5.3 Notwithstanding any provision in this Supplemental Indenture, all Bonds previously issued and certified by or on behalf of the Trustee (prior to the date of this Supplemental Indenture) substantially in the form set out in the original Schedule A of the Trust Indenture shall be a form approved by the Trustee. Such signed certificate in this approved form for each Bond shall be conclusive evidence that such Bond is duly issued, is a valid obligation of the Company and the holder thereof is entitled to the benefits under the Trust Indenture, as amended by this Supplemental Indenture and shall be deemed to incorporate the changes set forth in Schedule A attached hereto.
2.6 Full Force and Effect.
Each of the parties hereto acknowledges and agrees that all other provisions of the Trust Indenture remain in full force and effect.
2.7 Further Acts.
Each of the parties hereto agrees to do and execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Supplemental Indenture.
ARTICLE 3 – EXECUTION AND FORMAL DATE
3.1 Counterpart Execution.
This Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
3.2 Formal Date.
This Supplemental Indenture may be referred to as bearing the formal date of October 27, 2005 irrespective of the actual date of execution hereof.

          IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

MFC BANCORP LTD.

Per:	/s/ Michael J. Smith
Authorized Signatory

Per:

Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Signed

Authorized Signatory

Per:	/s/ Signed

Authorized Signatory

SCHEDULE A
SPECIMEN BOND CERTIFICATE
MFC BANCORP LTD.
4.4% CONVERTIBLE UNSECURED SUBORDINATED BONDS
THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).
NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.
No.:

Issue Date	January 7, 2004
Principal Amount	EURO
MFC BANCORP LTD., a company duly organized and subsisting under the laws of Yukon Territory (the “Company”), for value received, hereby promises to pay to
[insert name and address]

or its registered assigns, the principal amount set out above of euros on December 31, 2019.
This Bond shall bear interest and the interest shall accrue and be calculated in the manner and shall be paid as specified on the reverse of this Bond. This Bond is subject to redemption and conversion as specified on the reverse of this Bond. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the reverse of this Bond.

Additional provisions of this Bond are set forth on the reverse of this Bond, which additional provisions shall for all purposes have the same effect as if set forth at this place.
MFC BANCORP LTD.

Per:

Authorized Signatory
Computershare Trust Company of Canada, as Trustee, certifies that this bond is a Bond referred to in the within-mentioned Indenture.
COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

Authorized Signatory

Per:

Authorized Signatory

(FORM OF REGISTRATION PANEL)
(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

[FORM OF REVERSE OF BOND]
4.4% Convertible Unsecured Subordinated Bond
1.	Interest
(a)	The Company shall pay simple interest on each Bond in arrears in biannual installments on the Interest Payment Dates commencing on December 31, 2004 at the rate of 4.4% per annum computed on the basis of a 365 day year. Subject to the terms and conditions of the Indenture hereinafter referred to, interest shall accrue from and including the most recent date to which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including January 7, 2004. The interest so payable will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the tenth day preceding each Interest Payment Date whether or not such day is a business day. Interest shall cease to accrue on (and excluding) the earlier of (i) the Maturity Date; or (ii) any Conversion Date, Redemption Date or other date on which interest shall cease to accrue in accordance with the Indenture.
(b)	If the principal amount hereof or any portion of the principal amount hereof is not paid when due (whether upon acceleration pursuant to Section 7.1 of the Indenture, upon the Redemption Date pursuant to paragraph 6 hereof or upon the Maturity Date) or if interest is not paid when due upon the Interest Payment Dates provided for in Section 1(a) hereof, or if Common Shares are not delivered when due upon the conversion of this Bond then in each such case the Company shall pay interest on the overdue amount at the rate of 4.4% per annum, which interest (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amount was due to, but excluding, the date payment of such amount, including interest thereon, has been made or duly provided for.
2.	Method of Payment

Subject to the terms and conditions of the Indenture and certain exceptions contained therein, the Company will make payments as set forth in the Indenture. Holders must surrender Bonds to the Trustee to collect payments in respect of the Bonds, other than payments of interest only. The Company will pay cash amounts in euros and may make such cash payments by cheque, electronic transfer of funds or other method acceptable to the Trustee. Interest will be payable at the office of the Trustee or the Paying Agent, except that, at the option of the Company, payment of interest may be made by electronic transfer of funds or by cheque mailed first-class mail to the address of the person entitled thereto at such address as shall appear in the principal register for the Bonds.

3.	Registrar

Initially, Computershare Trust Company of Canada (the “Trustee”) will act as registrar and Paying Agent. The Company may appoint and change any Paying Agent upon notice to the Trustee and the Bond holders. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent.
4.	Indenture

The Company issued the Bonds under an Indenture dated as of January 7, 2004, as amended, (the “Indenture”) between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. If there is an inconsistency between the terms of this Bond and the terms set out in the Indenture, the terms of the Indenture will govern. The Indenture is incorporated by reference in this Bond.

5.	Subordination

The indebtedness evidenced by this Bond is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

6.	Redemption at the Option of the Company

At any time on or after December 31, 2005, the Company may, at its option, redeem the Bonds in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (less any withholding or other tax required by law to be deducted) to but excluding the Redemption Date (the “Redemption Price”).

If fewer than all the Bonds are to be redeemed, the Bonds will be redeemed in principal amounts of €1,000 or integral multiples of €1,000 pro rata or by another method that complies with the requirements of any exchange on which the Bonds are listed or quoted and that the Trustee shall deem equitable.

7.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Bonds to be redeemed to the holder’s registered address. If cash sufficient to satisfy the Redemption Price of all Bonds (or portions thereof) to be redeemed on the Redemption Date are deposited with the Trustee prior to or on the Redemption Date, on and after such Redemption Date, interest shall cease to accrue on such Bonds or portions thereof.

Bonds in denominations larger than €1,000 principal amount may be redeemed in part but only in integral multiples of €1,000 principal amount.

8.	Conversion

Subject to and conditional upon the Company obtaining any necessary regulatory approval for the Conversion Privilege, a holder of a Bond may convert it into Common

Shares at any time prior to the close of business on the Maturity Date in accordance with the Indenture, provided that if the Bond is called for redemption, the holder is entitled to convert it at any time before the close of business on the last business day prior to the Redemption Date.

The Conversion Price shall be (i) €16.53 if the Bonds are converted on or before June 30, 2004, (ii) €17.36 if the Bonds are converted after June 30, 2004 but on or before June 30, 2005, (iii) €18.23 if the Bonds are converted after June 30, 2005 but on or before June 30, 2006, (iv) €19.14 if the Bonds are converted after June 30, 2006 but on or before June 30, 2007, (v) €20.09 if the Bonds are converted after June 30, 2007 but on or before June 30, 2008, (vi) €21.10 if the Bonds are converted after June 30, 2008 but on or before June 30, 2009 and (vii) €22.15 if the Bonds are converted after June 30, 2009. The Conversion Price is subject to adjustment upon the occurrence of certain events described in the Indenture, including the events described below.

Subject to the Indenture, to convert a Bond, a holder must: (1) complete and manually sign a conversion notice in the form attached as Schedule C to the Indenture and deliver such notice to the Trustee, (2) surrender the Bond to the Trustee, (3) furnish appropriate endorsements and transfer documents if required by the Trustee or the Company, and (4) pay any transfer or similar tax, if required.

A Bond holder may elect to convert a portion of a Bond, plus interest accrued and unpaid thereon (less any withholding or other tax required by law to be deducted) as calculated in accordance with Section 2.5 of the Indenture, if the principal amount of such portion is €1,000 or an integral multiple of €1,000. No payment or adjustment will be made for dividends or other distributions on the Common Shares except as provided in the Indenture.

Within five business days of surrender of any Bonds to be converted and subject to the Company obtaining all approvals as set forth in Section 4.12 of the Indenture, the Company shall issue or cause to be issued and deliver or cause to be delivered to the holder whose Bond is so surrendered, or on his or her written order, a certificate or certificates in the name or names of the person or persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Bond (or specified portion thereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the date such Bonds were surrendered for conversion and at such time the rights of the holder of such Bond as such holder shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby; provided, however, that no such surrender on any date when the share transfer registers for Common Shares of the Company shall be closed shall be effective until the close of business on the next succeeding day on which such share transfer registers are open and such conversion shall be at the Conversion Price in effect at the close of business on such next succeeding day.

If the Company is a party to a consolidation, amalgamation, merger or binding share exchange, a transfer of distributions or certain other transactions described in the Indenture, the right to convert a Bond may be changed into a right to convert it into securities, property or assets (including cash) of the Company or another person.

9.	Denominations; Transfer; Exchange

The Bonds are issued in denominations of €1,000 and integral multiples thereof. A holder may transfer or exchange Bonds in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not transfer or exchange any Bonds selected for redemption (except, in the case of a Bond to be redeemed in part, the portion of the Bond not to be redeemed) for a period of 15 days before a selection of Bonds to be redeemed or any Bonds that the Company may have acquired in any manner whatsoever.

10.	Persons Deemed Owners

The registered holder of this Bond may be treated as the owner of this Bond for all purposes.

11.	Unclaimed Money or Securities

Subject to applicable law, the Trustee shall return to the Company upon written request any money or securities held by the Trustee for the payment of any amount with respect to the Bonds that remains unclaimed for six years after the date upon which payment became due. After return to the Company, holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	Amendments; Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture or the Bonds may be amended by majority resolution of the Bond holders. Without the consent of any Bond holder, the Company and the Trustee may amend the Indenture or the Bonds: to cure any ambiguity, defect or inconsistency provided, however that such amendment does not adversely affect the rights of any holder; to provide for the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company, in compliance with, or otherwise to comply with, Article 9 or Section 4.9 of the Indenture; to make any change that does not adversely affect the rights of any Bond holder; to add to the covenants or obligations of the Company under the Indenture or to surrender any right, power or option conferred in the Indenture upon the Company; or to comply with any requirement under the Trust Indenture Legislation.

13.	Defaults and Remedies

Under the Indenture, events of default include (i) a default in the payment of interest in cash when due on the Bond and the continuance of such default for 15 business days; (ii) default in the payment of the principal amount, Redemption Price or any other amounts payable on any Bond when the same becomes due and payable, whether at maturity of such Bond, upon redemption or otherwise and such default continues for five business days; (iii) failure by the Company to comply with any material term, covenant or other agreements in the Bonds or the Indenture and such failure continues for 30 days after receipt by the Company of a Notice of Default; (iv) failure to deliver Common Shares in accordance with the terms of the Indenture when such Common Shares are required to be delivered upon conversion of a Bond and such failure is not remedied for a period of 10 days; (v) default by the Company under the terms of any agreement or instrument evidencing or under which the Company has at the date of the Indenture or thereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate amount thereof so accelerated exceeds €10 million and such acceleration is not rescinded or annulled within five business days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from the holders of at least 50% in aggregate principal amount of the Bonds then outstanding in accordance with the Indenture unless that default has been cured or waived within 30 days; provided however, that, if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any of such holders; and (vi) certain events of bankruptcy or insolvency by the Company. If an Event of Default occurs and is continuing, the Trustee, or the holders of at least 50% in aggregate principal amount of the Bonds at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the holders) may declare all the Bonds to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which will result in the Bonds becoming due and payable immediately upon the occurrence of such events of default.

Bond holders may not enforce the Indenture or the Bonds except as provided in the Indenture. The Trustee may refuse to enforce the Indenture of the Bonds unless it receives reasonable indemnity and sufficient funds. Subject to certain limitations, holders of a majority in aggregate principal amount of the Bonds at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Bond holders notice of any continuing Event of Default in certain circumstances if it determines that withholding notice is in the Bond holders’ interests.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Legislation, a Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Bond, each Bond holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

16.	Authentication

This Bond shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Bond.

17.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE PROVINCE OF BRITISH COLUMBIA.

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, THE UNDERSIGNED SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:
NAME OF TRANSFEREE:
OF:
ADDRESS OF TRANSFEREE:
THE FOLLOWING SECURITIES OF MFC BANCORP LTD. (THE “ISSUER”):

Description of Security
(Includes Class of Shares and
Par Value, if any, rate and
	maturity of Bonds,	Certificate
Nmber of Shares or Principal	Debentures or Other	or
Amount of Other Securities	Securities)	Serial Number
4.4% Convertible Unsecured
Subordinated Bonds
maturing December 31, 2019
HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS:

(This Space Should Be Left Blank)

ATTORNEY OF THE UNDERSIGNED TO TRANSFER THE AFOREMENTIONED SECURITIES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED AT                                          THIS                                          DAY OF                                         ,                                                                                                                                                             MONTH                     YEAR

*SPACE FOR GUARANTEES OF SIGNATURES:

PERSON(S) EXECUTING THE POWER SIGN HERE
READ CAREFULLY

*THE NAME OF THE REGISTERED HOLDER AND SIGNATORY TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN ON THE BOOKS OF THE ISSUER WITHOUT ANY CHANGE. THE SIGNATURE (S) OF THE REGISTERED HOLDER AND SIGNATORY EXECUTING THIS ASSIGNMENT MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK, OR A GUARANTEE UNDER THE NORTH AMERICAN STAMP, SEMP OR MSP MEDALLION PROGRAMS.

SCHEDULE B
FORM OF REDEMPTION NOTICE
MFC BANCORP LTD.
4.4% CONVERTIBLE UNSECURED SUBORDINATED BONDS
REDEMPTION NOTICE

To:	Holders of 4.4% Convertible Unsecured Subordinated Bonds (the “Bonds”) of MFC Bancorp Ltd. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated and all references to € shall be to lawful money of the European Union, unless otherwise indicated.
Notice is hereby given pursuant to Section 3.3 of the trust indenture (the “Indenture ”) dated as of January 7, 2004 between the Company and Computershare Trust Company of Canada (the “Trustee”), as amended by the supplemental indenture dated as of October 27, 2005, that the aggregate principal amount of €______of the €______of Bonds outstanding will be redeemed as of ______ (the “Redemption Date”), upon payment of a redemption amount of €______for each €1,000 principal amount of Bonds, being equal to the aggregate of (i) €______(the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).
The Total Redemption Price will be payable upon presentation and surrender of the Bonds called for redemption at the following corporate trust office:
Computershare Trust Company of Canada
510 Burrard Street, Vancouver, British Columbia
Canada V6C 3B9
The interest upon the principal amount of Bonds called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Bonds at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

In this connection, upon presentation and surrender of the Bonds for payment on the Redemption Date, the Company shall, on the Redemption Date, make the delivery to the Trustee of any Paying Agent, for delivery to and on account of the holders, of cash representing the Redemption Price.

DATED:

MFC BANCORP LTD.

Per:

Authorized Signatory

SCHEDULE C
FORM OF NOTICE OF CONVERSION
CONVERSION NOTICE

To:	MFC BANCORP LTD.
c/o Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia, Canada V6C 3B9

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated and all references to € shall be to lawful money of the European Union, unless otherwise indicated.
The undersigned registered holder of 4.4% Convertible Unsecured Subordinated Bonds bearing Certificate No. ___irrevocably elects to convert such Bonds (or €___* principal amount thereof*) in accordance with the terms of the Indenture referred to in such Bonds and tenders herewith the Bonds, and, if applicable, directs that the Common Shares of MFC Bancorp Ltd. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).
Dated:
(Signature of Registered Holder)
* If less than the full principal amount of the Bonds, indicate in the space provided the principal amount (which must be €1,000 or integral multiples thereof).

NOTE:	IF COMMON SHARES ARE TO BE ISSUED IN THE NAME OF A PERSON OTHER THAN THE HOLDER, THE SIGNATURE OF THE REGISTERED HOLDER AND SIGNATORY EXECUTING THIS NOTICE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK, OR A GUARANTEE UNDER THE NORTH AMERICAN STAMP, SEMP OR MSP MEDALLION PROGRAMS.
(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(Address)

Name of guarantor:

Authorized signature: